©Copyright Golar Management Ltd. All rights reserved. Code of Conduct Introduction Golar has a strong commitment to honest and ethical conduct. Our core values are the foundation of our Code of Conduct (the “Code”), and underpin the way we work and interact with our customers, suppliers, colleagues, and communities:  We all work safely and keep others safe  We are pioneers  We are positive  We are a team  We do everything with integrity  We all take responsibility and share accountability  We keep things simple Our code The Code outlines required standards and behaviours to help shape and strengthen our culture. All employees (whether contractors, fixed term or permanent, interns, seconded staff), directors, officers (all referred to as “Company Personnel”) are expected to uphold these high standards wherever in the world we conduct business, ensuring that honesty and integrity are maintained. Golar is committed to complying with all applicable laws and regulations in the countries in which it operates, national and international conventions, as well as with best practices, with regard to ethics, social responsibility, and protection of the environment. 2.1 Your responsibilities Employees and contractors are required to: Additionally, managers are required to: Failure to comply with the Code, and the policies and procedures to which it refers, will not be tolerated, and will result in disciplinary procedures being applied that may result in your dismissal from the Company.

©Copyright Golar Management Ltd. All rights reserved. 2.2 Ethical dilemmas Each individual employee is responsible for complying with the Code and Company policies - we all have a responsibility to protect the Company’s and each other’s reputation in everything we do and say. If you are ever unsure about what to do and whether your actions could bring the Company into disrepute, you should ask yourself: You can also reach out to your line manager or the Risk & Controls and Legal teams if you are unsure about the correct course of action. Protecting our people, supply chain and communities 3.1 Keeping everyone safe Safety and security for our Company Personnel and stakeholders has the highest priority. Our aspirational goal is zero harm to people, environment, and Company assets. To achieve this, we expect all Company Personnel to:  Stop our own or others work if considered unsafe.  Speak up if we see anything we consider unsafe.  Listen to concerns raised by other.  Never take on work we are not qualified to perform.  Work according to company policies, procedures and job instructions.  Report incidents with organizational learning as main focus. 3.2 Embracing diversity and inclusion Golar is committed to offering equal opportunities to everyone and prohibits discrimination and harassment against any employee or prospective employee. We strive to ensure equal treatment in recruitment, hiring, compensation, access to training, employee benefits and services, promotion, termination and retirement, irrespective of gender, race, colour, age, sexual preference, marital status, disability, religion or belief, language, national or social origin, ancestry, political opinion, or any other status recognised by international law.

©Copyright Golar Management Ltd. All rights reserved. 3.3 Respectful treatment Golar is committed to making sure all Company Personnel feel respected and included. Being respectful means:  Respecting cultural differences.  Never harassing, threatening, or acting violently toward others. Harassment includes any conduct likely to cause offense or humiliation to any person.  Dealing honestly, ethically, and fairly with customers, suppliers, and competitors.  Never taking unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair-dealing practice.  Encouraging and listening to anyone who speaks up and reporting any instances that breach our expectations for respectful treatment. 3.4 Modern slavery Golar is committed to ensuring that human rights are respected and promoted. All of us have a responsibility to help eliminate any exploitation of human rights such as child labour, human trafficking, and forced labour in our business or our supply chain. This includes, without limitation:  Not use, or benefit from child labour. Golar follows the International Labour Organisation’s (“ILO”) definition of minimum age for employment of 18 years.  Not use, or benefit from forced or involuntary labour, human trafficking, or modern slavery. All employees and contractors shall enjoy freedom of movement during their employment. Personal/employment documents or payment of compensation must not be withheld, thereby preventing such an employee from terminating their employment.  Comply with appropriate working hour requirements as established by national law or relevant collective agreements.  We do not support or deal with any person or business knowingly involved in slavery or human trafficking. 3.5 Respect freedom of association and collective bargaining Golar respects the rights of its Company Personnel to associate freely and to join trade unions and/or workers councils, or to engage in collective bargaining, in accordance with national law and international conventions. Protecting the environment Golar strongly believes that we must take responsibility for the environment we operate in. The Company will comply with all relevant local and national environmental laws and regulations, as well as all requirements for environmental licenses and permits. Golar has an environmental program driven by our sustainability strategy and goals, as set out in our ESG reporting. This program seeks to integrate environmental considerations in our activities and strive for continuous improvement, by minimising any adverse effects of our activities on the environment. You should take personal responsibility for environmental factors within your work, with reference to the Environmental Policy, Pollution Prevention Policy and other associated policies and guidance, which can be found in Docmap.

©Copyright Golar Management Ltd. All rights reserved. Countering corruption We are committed to instilling a strong anti-corruption culture, upholding all laws relevant to countering bribery and corruption and supporting efforts to eliminate bribery and corruption in our industry. We have zero-tolerance approach to bribery and corruption and expressly prohibit the offering, giving, solicitation, or acceptance of any bribe, including facilitation payments. Particular care must be taken when interacting with Governments and Government officials, and you should always know who you are doing business with by following our due diligence procedures at the outset of a relationship. Never accept, give or promise anything that could be interpreted as intending to improperly influence a governmental or commercial decision. Any bribery demands should be reported to your manager and the legal department. Corruption does not necessarily involve money. Anything of value, including gifts or entertainment, may be considered a bribe under certain circumstances. You should seek support if you feel that you are being pressured to breach the Policy under the guise of achieving other Company objectives. Further details on the following can be found in the Anti-Bribery and Corruption Policy (available in Docmap or on our website):  Guidance on interacting with governments,  Guidance on working with third parties,  Contributions and donations,  Gifts and hospitality,  Travel and lodging,  Facilitation payments,  Personal protection payments, and  Fraud. Engaging fairly with business partners 6.1 Competing fairly Competition and anti-trust laws are often complex, but they exist to protect free enterprise and fair competition. You must take care to not enter into any inappropriate conversations or agreements with our competitors, including but not limited to fixing prices, rigging bids or allocating customers. No one should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practice. No bribes, kickbacks or other payments shall be made directly or indirectly to or for anyone for the purpose of obtaining or retaining business or obtaining any other favourable action. Gifts and hospitality should be in line with our Anti-bribery and Corruption policy, which can be found in Docmap or on our website. 6.2 Responsible sourcing Golar has set out procurement policies and procedures which help us to choose our suppliers and business partners carefully and objectively. We want to work with supplies who share our commitments to quality, safety and ethical conduct, and for that reason we have established the Golar Supplier Code of Conduct.

©Copyright Golar Management Ltd. All rights reserved. When engaging suppliers or business partners you must follow Procurement policy and procedures (which can be found in Docmap) and communicate to the supplier, ensure that they understand our expectations of them and take appropriate actions if those expectations are not met. 6.3 Conflicts of interest A conflict of interest exists if the actions of an employee are, or could reasonably appear to be, influenced by personal considerations, benefit, or gain. Therefore, you must:  Avoid any interest that conflicts or appears to conflict with the interests of the Company or that could reasonably be determined to harm the Company’s reputation;  Report any actual or potential conflict of interest immediately to your manager and adhere to instructions concerning how to address such conflict of interest; and  Be open about close friends or family members employed by competing businesses, customers or key suppliers. 6.4 Corporate opportunities Employees and full-time contractors owe a duty to advance the legitimate interests of the Company when opportunities arise. You may not, to the detriment of the Company’s interests, take for yourself opportunities that are discovered through the use of corporate property, information, or position. Appropriate conduct 7.1 Political activity You have the right to engage in lawful political activity in your personal capacity, including taking part in the political process and making personal donations. However, to protect Golar’s interests and reputation you must ensure that any personal political activities are kept separate from your role at Golar and that your views and actions are presented as your own and not those of Golar. Golar will not make donations or contributions of any kind to political parties, and therefore you must not use Golar funds or resources, including your time during Golar work hours, to help political campaigns, whether directly or indirectly. 7.2 Proper use of company assets The Company’s assets are only to be used for legitimate business purposes and only where appropriately authorised. This applies to tangible assets (such as office equipment, telephone, copy machines, etc.) and intangible assets (such as trade secrets and confidential information). We all have a responsibility to protect the Company’s assets from theft and loss and to ensure their efficient and appropriate use. If you become aware of any theft, waste, or misuse of the Company’s assets, you should report this in line with our Speak Up Policy.

©Copyright Golar Management Ltd. All rights reserved. 7.3 Integrity of corporate records We all contribute to the recording of financial and non-financial information. It is essential that records of our transactions and business activities are complete and accurately reflect the facts. You are required to ensure that all transactions you are involved in are properly authorised, recorded, and reported where applicable in line with Company procedures. No undisclosed or unrecorded funds or assets shall be established for any purpose. We must also ensure that our public communications (including financial statements) are full, fair, accurate, timely, and understandable. The auditors are there to ensure the Company’s financial statements are free from material error – therefore you must provide them with all information they request, and must not take, nor direct or permit others to take, any action to fraudulently influence, coerce, manipulate, or mislead them in their audit or review of our financial statements. 7.4 Anti-money laundering Money laundering involves the use of proceeds of crime and/or the concealment of the criminal origin of money or assets within a legitimate business or business activities. Anti-money laundering laws are strict and may operate to impose criminal liability on any company or individual employee that assists in or enables money laundering to occur. You have a duty to report any suspicious activity to the legal department. Examples of potentially suspicious activity:  Any transactions where the basic details of the parties cannot be checked or verified;  Payments that are made in currencies other than that specified in the invoice, contract or purchase order;  Attempts to receive or make payments in cash or its equivalents, such as cashier checks;  Requests to make overpayments; and  Transactions that are made through unknown or unnecessary intermediaries or transactions that are accompanied by a request for secrecy. Protecting our information 8.1 Confidentiality and privacy It is important that everyone protects the confidentiality of Company information. You may have access to proprietary and confidential information concerning the Company’s business, clients and suppliers. Proprietary information includes all non-public information that might be useful to competitors or could be harmful to the Company, our clients or suppliers, if disclosed. Intellectual Property, such as trade secrets, development plans, salaries and other employment information etc, must also be protected. You are required to keep such information confidential during employment as well as thereafter, and to not use, disclose, or communicate that confidential information other than in the course of employment. The consequences to the Company and the Company Personnel concerned can be severe where there is unauthorized disclosure of any non-public, privileged or proprietary information.

©Copyright Golar Management Ltd. All rights reserved. 8.2 Electronic communications We expect everyone to follow the following rules for electronic communications:  You should use electronic communications for business purposes only, and refrain from using the Company’s electronic communications for personal use;  Your communications should be professional, timely, and where applicable approved;  You must not disclose information about Golar’s business activities unless you are authorized to do so. This applies to what you say, as well as what you write;  Make no statements which could have a negative impact on Golar’s brand or reputation;  Make no personal comments which could be interpreted as a comment or endorsement by Golar;  Respect our Confidentiality, Privacy and Media Handling Policy and ensure confidential information is kept confidential;  Avoid using ephemeral messaging apps for business purposes (e.g. Snapchat and WhatsApp), with the limited exception of confirming meeting logistics; and  Avoid communicating any business-related information on personal, rather than business, email addresses. There rules are not intended to be exhaustive, and if in doubt you should consider how your communication reflects on Golar, use common sense and respect applicable laws and regulations. 8.3 Corporate communications Only certain designated employees and full-time contractors may discuss the Company with the news media, securities analysts, and investors. All inquiries from regulatory authorities or government representatives should be referred to the appropriate manager. If you are exposed to media contact, you must not comment on rumours or speculation regarding the Company’s activities. 8.4 Insider trading The Company’s shares are listed on the NASDAQ stock market, and accordingly, the Company is subject to a number of laws regarding employee transactions in Golar shares and securities. In particular, you may become aware of inside information (information which is not publicly available, is share price sensitive and would be considered relevant to an investor when deciding whether to invest in Golar). It is illegal for you, or your family members, to trade in Golar securities while in possession of inside information and doing so can result in severe penalties. To assist you in complying with these laws, we have developed an Insider Trading Policy which applies to all employees, full-time contractors, and consultants of the Company. You can find the policy in Docmap. 8.5 Personnel data All personal data shall be treated in accordance with the Golar Management Ltd Privacy Notice which is available on Docmap.

©Copyright Golar Management Ltd. All rights reserved. CONTACT 9.1 Questions If you have any questions about this policy or the correct course of action, you can reach out to your line manager or the Legal team. 9.2 Raising a concern Golar expects employees, contractors, and third-party agents to raise concerns of potential or actual violations of Golar policy pursuant to the procedures outlined in the Speak Up Policy, which can be found in Docmap or on our website. We take all matters of malpractice, improper action, or wrongdoing very seriously, and we handle reviews of such matters as confidentially as possible. Individuals who raise any matters of genuine concern shall not face any retaliation, even if the Company does not find evidence to corroborate the concerns raised.